                                                                      EXHIBIT 5B

                                                                      SCHEDULE A


        This schedule is an integral part of the Agreement to which it is attached. Capitalized terms used herein have the same meaning as given to them in the Agreement, except as otherwise noted. This schedule sets out the names of the Portfolios covered by the Agreement and the compensation of the Advisor for services rendered and facilities furnished with respect thereto.

        The Company shall pay the Advisor, as full compensation for all services rendered and all facilities furnished under the Agreement, an annual fee, payable at the end of each calendar month, determined by applying the annual rates set out below to the average daily net assets of each Portfolio named below. The average daily net asset value of the Portfolios shall be determined in the manner set forth in the Company's Articles and Registration Statement.

PORTFOLIO:

     MONUMENT WASHINGTON REGIONAL GROWTH FUND

ADVISORY FEE:

     NET ASSETS                      ANNUAL RATES
     ----------                      ------------
     First $50,000,000               1.00%
     Next $50,000,000                0.75%
     Over $100,000,000               0.625%

PORTFOLIO:

     MONUMENT WASHINGTON REGIONAL AGGRESSIVE GROWTH
FUND

ADVISORY FEE:

     NET ASSETS                      ANNUAL RATES
     ----------                      ------------
     First $50,000,000               1.00%
     Next $50,000,000                0.75%
     Over $100,000,000               0.625%

PORTFOLIO:

     MONUMENT INTERNET FUND

ADVISORY FEE:

     NET ASSETS                          ANNUAL RATES
     ----------                          ------------
     First $50,000,000                   1.00%
     Next $50,000,000                    0.75%
     Over $100,000,000                   0.625%

     Adopted: October 27, 1997
     Last Amended: October 30, 1998


IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed effective as of the date first written above.


                                        MONUMENT SERIES FUND, INC.


                                        By: /s/ DAVID A. KUGLER
                                           -----------------------
                                               David A. Kugler
                                               President


                                        MONUMENT ADVISORS, LTD.


                                        By: /s/ DAVID A. KUGLER
                                           -----------------------
                                               David A. Kugler
                                               President